Exhibit 107.1

Calculation of Filing Fee Tables

FORM S-8

(Form Type)

GEN RESTAURANT GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price (2)	Fee Rate	Amount of Registration Fee

Equity	Class A Common stock, par value $0.001 per share	Rule 457(a) (2)	4,000,000 (3)	$15.49	$61,960,000	$110.20 per $1,000,000	$6,827.99

Total Offering Amounts					$61,960,000		$6,827.99

Total Fee Offsets							—

Net Fee Due							$6,827.99

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of GEN Restaurant Group, Inc. (the “Registrant”) that become issuable under the GEN Restaurant Group, Inc. 2023 Equity Incentive Plan (the “2023 Plan”).

(2)	Estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on July 7, 2023.

(3)	Represents 4,000,000 shares of Common Stock reserved for issuance under the 2023 Plan.